Exhibit 10.15

AMENDMENT NO. 1

TO

CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement, dated as of May 19, 2006 (this “Amendment”), is entered into among CRC INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), CRC HEALTH CORPORATION, a Delaware corporation (the “Borrower”), and CITIBANK, N.A. in its capacity as administrative agent for the Lenders and as collateral agent for the Secured Parties (in such capacity, the “Administrative Agent”), and amends the Credit Agreement dated as of February 6, 2006 (as amended to the date hereof and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) entered into among Holdings, the Borrower, CITIBANK, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, each lender from time to time party thereto (collectively, the “Lenders”), JPMORGAN CHASE BANK, N.A., as Syndication Agent, MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED and CREDIT SUISSE, as Co-Documentation Agents, CITIGROUP GLOBAL MARKETS INC. and J.P. MORGAN SECURITIES INC. as Co-Lead Arrangers, and CITIGROUP GLOBAL MARKETS INC. and J.P. MORGAN SECURITIES INC. as Joint Bookrunners. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Section 10.01 of the Credit Agreement permits the Credit Agreement to be amended from time to time;

WHEREAS, the Borrower and the Required Lenders wish to make certain amendments set forth in Section 1 below;

Now, therefore, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

Section 1. Amendments to the Credit Agreement

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions, which shall be placed in conforming alphabetical order therein:

““Assumed Documents” has the meaning specified in Section 7.04(h).”

““Joinder Agreement” has the meaning set forth in Section 7.04(h).”

““New Holdings” has the meaning specified in Section 7.04(h).”

““New Intermediate Holdings” has the meaning specified in Section 7.04(h).”

(b) Section 7.04 is hereby amended by (i) deleting the word “and” after Section 7.04(f), (ii) replacing the period at the end of Section 7.04(g) with “; and” and (iii) adding a new Subsection 7.04(h) at the end of Section 7.04 to read as follows:

“so long as no Default exists or would result therefrom, Holdings may merge with and into CRC Health Group, Inc. f/k/a CRCA Holdings, Inc. (“New Holdings”), with New Holdings surviving such merger; provided that (i) New Holdings shall expressly assume all the obligations of Holdings under this Agreement, the Security Agreement, the Holdings Guaranty and the other Loan Documents to which Holdings is a party (the “Assumed Documents”) by executing and delivering a Joinder Agreement in the form attached hereto as Exhibit L (the “Joinder Agreement”) and taking all actions to continue perfection in the security interest in the assets of Holdings, and (ii) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that (A) the Secured Parties continue to have a perfected security interest in all of the Collateral, including the stock of the Borrower, (B) each of the Assumed Documents is a legal, valid and binding obligation of New Holdings, enforceable against new Holdings in accordance with its terms (subject to customary assumptions and qualifications), and (C) New Holdings has executed the Joinder Agreement; provided, further, that if the foregoing are satisfied, New Holdings will succeed to, and be substituted for, Holdings under the Assumed Documents; provided, further, that so long as no Default exists or would result therefrom, at any time after Holdings has consummated any transaction as set forth above in this Section 7.04(h), New Holdings may create a new intermediate holding company (“New Intermediate Holdings”) and transfer the stock of the Borrower to it; provided that (i) New Intermediate Holdings shall expressly assume all the obligations of New Holdings under the Assumed Documents by executing and delivering a Joinder Agreement and taking all actions to continue perfection in the security interest in the assets of New Holdings, and (ii) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that (A)

the Secured Parties continue to have a perfected security interest in all of the Collateral, including the stock of the Borrower, (B) each of the Assumed Documents is a legal, valid and binding obligation of New Intermediate Holdings, enforceable against New Intermediate Holdings in accordance with its terms (subject to customary assumptions and qualifications) and (C) solely with respect to the certificate of a Responsible Officer, New Holdings, the Borrower and the other Loan Parties taken as a whole are Solvent and no Default under any of the Loan Documents has occurred and is continuing; provided, further, that if the foregoing are satisfied, New Intermediate Holdings will succeed to, and be substituted for, New Holdings under the Assumed Documents and New Holdings shall be automatically and unconditionally released from its obligations under the Assumed Documents.”

Section 2. Conditions Precedent to the Effectiveness of this Amendment

This Amendment shall become effective as of the date first written above when, and only when, each of the following conditions precedent shall have been satisfied or waived (the “Amendment No. 1 Effective Date”) by the Administrative Agent:

(a) Executed Counterparts. The Administrative Agent shall have received this Amendment, duly executed by Holdings, the Borrower, the Administrative Agent and the Required Lenders; and

(b) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters required in connection with the transactions contemplated by this Amendment shall be executed and delivered and shall be reasonably satisfactory in all respects to the Administrative Agent.

Section 3. Representations and Warranties

On and as of the Amendment No. 1 Effective Date, after giving effect to this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a) this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity, and the Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity;

(b) each of the representations and warranties contained in Article V of the Credit Agreement and each other Loan Document is true and correct in all material respects on and as of the Amendment No. 1 Effective Date, as if made on and as of such date and except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and

(c) no Default or Event of Default has occurred and is continuing.

Section 4. Fees and Expenses

The Borrower and each other Loan Party agree to pay on demand in accordance with the terms of Section 10.04 of the Credit Agreement all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

Section 5. Reference to the Effect on the Loan Documents

(a) As of the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

(b) Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrower or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents.

(d) This Amendment is a Loan Document.

Section 6. Execution in Counterparts

This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7. Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8. Section Titles

The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection of any Loan Document immediately followed by a reference in parenthesis to the title of the section of such Loan Document containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such section, the reference to the title shall govern absent manifest error. If any reference to the number of a section (but not to any clause, sub-clause or subsection thereof) of any Loan Document is followed immediately by a reference in parenthesis to the title of a section of any Loan Document, the title reference shall govern in case of direct conflict absent manifest error.

Section 9. Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 10. Severability

The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforce ability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 11. Successors

The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

CRC INTERMEDIATE HOLDINGS, INC., as Holdings

By:	/s/ Kevin Hogge
Name:	Kevin Hogge
Title:	Chief Financial Officer

CRC HEALTH CORPORATION, as the Borrower

By:	/s/ Kevin Hogge
Name:	Kevin Hogge
Title:	Chief Financial Officer

Citibank, N.A., as Lender and Administrative Agent

By:	/s/ Suzanne Crymes
Name:	Suzanne Crymes
Title:	Vice President

[Additional Signature Pages Omitted]